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FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Ballantyne of Omaha, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-0587703
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
4350 McKinley Street, Omaha, Nebraska	68112
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class To be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 Par Value	American Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates:
 Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:
 None

Item 1.    Description of Registrant's Securities to be Registered

Common Stock, $0.01 Par Value

        The capital stock of Ballantyne of Omaha, Inc. (the "Company" or "Registrant") to be registered on the American Stock Exchange (the "Exchange") is the Registrant's Common Stock with a par value of $0.01 per share.

        For further information, the Company's latest prospectus dated June 25, 2004, filed as a part of Registration Statement on Form S-1, File No. 333-116428, is incorporated by reference. An index appears on the outside back cover page of the prospectus.

Item 2.    Exhibits

1.
Certificate of Incorporation, as amended through July 20, 1995 (incorporated by reference to Exhibits 3.1 and 3.3 to the Registration Statement on Form S-1, File No. 33-93244); and

2.
Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 to the Form 10-Q for the quarter ended June 30, 1997); and

3.
Bylaws of the Company as amended through August 24, 1995 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1, File No. 33-93244); and

4.
First Amendment to Bylaws of the Company dated December 12, 2001 (incorporated by reference to Exhibit 3.2.1 to the Form 10-K for the year ended December 31, 2001); and

5.
Specimen Stock Certificate.*

*
Filed herewith

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SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BALLANTYNE OF OMAHA, INC.
By:	/s/ BRAD FRENCH Brad French, Secretary/Treasurer and Chief Financial Officer
Dated: September 22, 2004

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  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits
SIGNATURES